SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 14, 2005

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 14, 2005, Inergy, L.P., a Delaware limited partnership (the “Partnership”), entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with the underwriters named therein with respect to the issue and sale by the Partnership of up to 7,475,000 common units (including an option to purchase up to 975,000 additional common units to cover over-allotments) representing limited partner interests in the Partnership (the “Units”) in an underwritten public offering (the “Offering”). The Units sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-118941). The Offering closed on September 20, 2005.

In addition, the Partnership issued a press release on September 15, 2005, announcing the pricing of the Units. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

1.1	Underwriting Agreement dated as of August 4, 2005 by and among the Partnership, Sunoco Partners LLC and Lehman Brothers Inc., as representative of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto)

99.1	Inergy, L.P. Press Release dated September 15, 2005

Forward-Looking Statements

Statements contained in this report, or the exhibits thereto, that state the Partnership’s or management’s expectations or predictions of the future are forward-looking statements. The Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect such results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC,
Its Managing General Partner

Date: September 20, 2005	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger Vice President, General Counsel and Secretary